Exhibit 99.1

Hagerty Names Insurance Veteran Anthony J. Kuczinski to Hagerty’s Board of Directors

TRAVERSE CITY, Mich., July 9, 2024 – Hagerty, Inc., (NYSE: HGTY) an automotive enthusiast brand and a leading specialty vehicle insurance provider, announced today that Anthony (Tony) J. Kuczinski, former Chief Executive Officer of Munich Reinsurance US Holdings (Munich Re US), will join Hagerty’s Board of Directors, effective July 9, 2024.

Kuczinski held various leadership positions throughout his 34-year career at Munich Re including 15 years as President and Chief Executive Officer, as well as Executive Advisor to the Board of Management for Munich Re US upon his retirement as CEO in 2023. Prior to Munich Re, Kuczinski was Chief Operating Officer of NY Marine and General Insurance Company. He also worked in the audit practice of the public accounting firm of Coopers & Lybrand.

Kuczinski currently provides strategic and leadership advisory services to senior executives in the insurance industry through LST Risk Concepts, LLC, a firm he founded. In addition, he serves as Lead Independent Director of Skyward Specialty Insurance Group, a specialty insurance company delivering commercial property and casualty products and solutions. He also serves on the board of Ryan Specialty, a U.S. property and casualty insurance wholesale broker.

“I am pleased to welcome Tony to the Hagerty board as we embark on the next decade of profitable growth at the company,” said McKeel Hagerty, Hagerty Chief Executive Officer and Chairman of the Board. “Tony brings a wealth of insurance industry experience to Hagerty, as well as operational and financial expertise.”

“I am excited to join Hagerty’s Board of Directors and help the company execute on its long-term growth ambitions by delivering excellent products and services for automotive enthusiasts,” said Kuczinski.

About Hagerty, Inc. (NYSE: HGTY)
Hagerty is an automotive enthusiast brand committed to saving driving and to fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of over 830,000 who can’t get enough of cars. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram, Twitter and LinkedIn.

More information can be found at newsroom.hagerty.com.
Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current intentions, expectations, or beliefs regarding the business. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that are difficult to predict and may be outside of our control. Some of the factors that may cause our actual results to differ materially from those contemplated by our forward-looking statements include: (i) our ability to recognize the anticipated benefits of the subject of this press release; (ii) our ability to compete effectively within our industry and attract and retain members; and (iii) the other risks and uncertainties listed in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 24, 2022. This press release should be read in conjunction with the information included in our other press releases, reports, and other filings with the SEC. Understanding the information contained in those filings is important in order to fully understand our reported financial results and our business outlook for future periods. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.